EXHIBIT 5.1

February 18, 2010

Windstream Corporation

4001 Rodney Parham Road

Little Rock, Arkansas 72212-2442

RE:	Windstream Corporation;
Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special counsel to Windstream Corporation, a Delaware corporation (the “Company”), in connection with the preparation of a registration statement on Form S-4 (together with all exhibits thereto, the “Registration Statement”), to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on the date hereof. The Registration Statement provides for the issuance and sale by the Company of up to 26,728,379 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), upon the consummation of the merger (the “Merger”) of Iowa Telecommunications Services, Inc., an Iowa corporation (“Iowa Telecom”), with and into Buffalo Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of the Company (“Merger Sub”), pursuant to an Agreement and Plan of Merger, dated November 23, 2009, by and among the Company, Merger Sub and Iowa Telecom (the “Merger Agreement”).

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i)	the Registration Statement;

(ii)	the Merger Agreement;

(iii)	a certificate from the Secretary of State of the State of Delaware, dated the date hereof, as to the existence and good standing of the Company in the State of Delaware;

(iv)	the Amended and Restated Certificate of Incorporation of the Company, as amended to the date hereof and currently in effect (the “Certificate of Incorporation”), certified by the Secretary of State of the State of Delaware;

(v)	the Amended and Restated Bylaws of the Company, as amended to the date hereof and currently in effect, as certified by John P. Fletcher, the Executive Vice President, General Counsel and Secretary of the Company; and

(vi)	certain resolutions adopted by the Board of Directors of the Company, relating to the issuance of the Shares and related matters.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinion expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

Our opinion set forth herein is limited to the General Corporation Law of the State of Delaware (the “DGCL”). We do not express any opinion with respect to the laws of any jurisdiction other than the DGCL or as to the effect of any other laws on the opinion herein stated.

Based upon and subject to the foregoing, and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when (i) the Registration Statement becomes effective under the Securities Act; (ii) the Merger is consummated in accordance with the Merger Agreement, and (iii) an appropriate account statement has been issued by the Company’s transfer agent for Common Stock evidencing that the Shares have been credited to the recipient’s account maintained with such transfer agent, the issuance of the Shares pursuant to the terms of the Merger Agreement will have been duly authorized, and the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP